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                                 EXHIBIT 23.1

    CONSENT OF JOEL S. BAUM, P.A., INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


JOEL S. BAUM, P.A.
CERTIFIED PUBLIC ACCOUNTANT                     MEMBER:
                                                American Institute of CPAs
                                                Florida Institute of CPAs
                                                AICPA SEC & Private Companies
                                                Division

Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Reference is made to our firm's Independent Auditor's Report on the financial statements of Capitol Communities Corporation ("Company") for the fiscal year ended September 30, 1997, as amended and attached as Exhibit 99 to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997. We consent to the incorporation by reference of said Independent Auditor's Report in the Registration Statement (Form S-8) of Capitol Communities Corporation filed with the SEC on or about October 1, 1996.

August 14, 1997
Coral Springs, Florida

                                           By:   /s/ Joel Baum